UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2011

PRIMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3120 Breckinridge Blvd.

Duluth, Georgia 30099

(Address of Principal Executive Offices)

(770) 381-1000

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 14, 2011, Primerica, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Insurance Holding Corporation (the “Selling Stockholder”) and Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), relating to an underwritten public offering of 12,000,000 shares (the “Initial Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), being offered by the Selling Stockholder and an additional 1,800,000 shares of Common Stock for which the Selling Stockholder has granted to the Underwriters a 30-day option to purchase to cover over-allotments (the “Option Shares” and, together with the Initial Shares, the “Shares”). The public offering price is $22.75 per Share. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholder in the offering.

The Shares are being issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (No. 333-173271), which was originally filed with the Securities and Exchange Commission (“SEC”) on April 1, 2011 and was amended and was declared effective on April 8, 2011, and the Company’s prospectus supplement dated April 14, 2011, as filed with the SEC.

Pursuant to the Underwriting Agreement, the Company, its executive officers and directors and the Selling Stockholder have agreed, subject to certain exceptions, not to offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) any shares of Common Stock (or any securities convertible into, or exercisable or exchangeable for, the Common Stock) for a period of 90 days after April 14, 2011, without the prior written consent of Citigroup Global Markets Inc.

The Company and the Selling Stockholder also have agreed to indemnify the Underwriters against various liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of such liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholder, and customary conditions to closing. The offering is expected to close on April 20, 2011, subject to the satisfaction or waiver of the conditions stated in the Underwriting Agreement.

The foregoing summary of certain provisions of the Underwriting Agreement is qualified in its entirety by reference to the complete Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Citigroup Global Markets Inc. served as representative of the underwriters for the Company’s initial public offering in April 2010 and received customary fees, commissions and expense reimbursements therefor. For information about the Company’s relationship with the Selling Stockholder and its affiliates, including Citigroup Global Market Inc., see the section entitled “Related Party Transactions” included in the Company’s Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2011, which section is incorporated by reference herein.

Item 8.01	Other Events.

Filed hereto is an updated Exhibit 12.1 (Statement Regarding Computation of Ratio of Earnings to Fixed Charges) to the Company’s effective shelf registration statement, which reflects the corrected consolidated ratio of earnings to fixed charges for each of the last five fiscal years.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated April 14, 2011, by and among Primerica, Inc., Citigroup Insurance Holding Corporation and Citigroup Global Markets Inc., as representative of the underwriters.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2011	PRIMERICA, INC.

/s/ Peter W. Schneider
Peter W. Schneider Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 14, 2011, by and among Primerica, Inc., Citigroup Insurance Holding Corporation and Citigroup Global Markets Inc., as representative of the underwriters.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.